Putnam Small Cap Growth Fund, June 30, 2005, annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	 For the period ended June 30, 2005, Putnam Management has
assumed $10,833 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.



74U1		Class A		10,963
		Class B 	3,256
		Class C 	670

74U2		Class M 	240
		Class R		18
		Class Y		1,376

74V1		Class A 	21.65
		Class B 	21.12
		Class C 	21.12

74V2		Class M 	21.31
		Class R		21.57
		Class Y		21.73